EXHIBIT 10

               DIRECTORS' DISCOUNTED STOCK OPTION PLAN

      1.     Purpose

  The purpose of this Directors' discounted Stock Option Plan ("Plan") of Cotton States Life Insurance Company, a Georgia corporation, is to permit the granting of stock options to Directors of Cotton States Life Insurance Company and its subsidiaries, who are not employees of any such corporations ("Directors" or a "Director") at an exercise price less than market value at the date of grant as an alternative to the payment of Director's retainer fees in cash, thereby advancing the interest of Cotton States Life Insurance Company by encouraging and enabling the acquisition of its Common Stock by Directors, upon whose judgment and ability Cotton States Life Insurance Company depends for its long term growth and development. Accordingly, the Plan is intended to promote a close identity of interests among Cotton States Life Insurance Company, the Directors, and its shareholders, as well as to provide a means to attract and retain outstanding management.

    2.     Effective Date and Term Plan
    The Plan shall become effective upon such date as it may be approved by the shareholders of Cotton States Life Insurance Company and shall remain in effect for ten years from the date on which it is so approved or until termination by the Board of Directors of Cotton States Life Insurance Company (the "Board"), whichever occurs first.

    3.     Stock Subject to the Plan
    There are authorized for issuance or delivery upon the exercise of options to be granted from time to time under the Plan an aggregate of 150,000 shares of Cotton States Life Insurance Company Common Stock $1.00 par value, subject to adjustment as provided hereinafter in Section 6. Such shares may be , as a whole or in part, authorized by unissued shares, whether now or hereinafter authorized, or issued shares which have been reacquired by Cotton States Life Insurance Company. If any option issued under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the shares which have not been purchased thereunder shall again become available for the purposes of this Plan.

    4.     Plan Administration
      a. The Plan shall be administered by the Compensation Committee (the "Committee"), which shall consist of not less than three Directors appointed by the Board.

      b. Grants of stock options under the Plan and the amount and nature of the awards shall be automatic in accordance with Section 5. However, the Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

      c. Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

      d. An Administrator of the Plan shall from time to time be appointed by the Plan Committee. Such Administrator shall be responsible for the general administration of the Plan under the policy guidance of the Committee. The Administrator shall be in the employ of Cotton States Life Insurance Company, and shall be compensated for services and expenses by Cotton States Life Insurance Company according to its normal employment policies, without special or additional compensation, other than reimbursement of expenses, for his or her services as the Administrator.

    5.     Terms and Conditions: Stock Option Awards

    Each option granted under the Plan shall be evidenced by a written award document in such form, not inconsistent with this Plan, as the Plan Committee shall approve from time to time, which document shall comply with and be subject to the following terms and conditions;

         a. Option Grant Dates. Options shall be granted automatically on the date of the annual meeting of the Board of the Company and its direct and indirect subsidiaries, which are held following the annual meeting of shareholders, to any Director who, prior to the date of such annual meeting of the Board, has filed with the Company an irrevocable election to receive a stock option in lieu of the Director's Fees (as defined in Subsection 5(b)), or part thereof, to be earned by such Director for a twelve-month period beginning January 1 and ending on the last day of December (hereinafter referred to as the "Plan Year").

         b. Option Formula. The number of shares of common stock subject to each option granted to any Director for a Plan Year shall be equal to the nearest number of whole shares, with cash payment for fractional shares, determined in accordance with the following formula:

                    Director's Fees       = Number of Shares
                 Fair Market Value minus
                 Option Exercise Price

    "Option Exercise price" and "Fair Market Value" shall be defined as set forth in Subsection 5(c). "Director's Fees" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director of Cotton States Life Insurance Company or its direct and indirect subsidiaries; provided, however, that if a Director elects to receive a stock option in lieu of only a portion of the Director's Fees, the Director's Fees for purposes of the foregoing formula shall equal the portion of the Director's Fees so elected. For purposes of this Plan, "Director's Fees" does include fees, but not expenses for attendance at meetings of the Board of Directors or any committee of the Board of Directors or for any other services to be provided to the Company and/or its direct and indirect subsidiaries.

         c. Option Exercise Price. The Option Exercise Price for each option granted under the Plan shall be fifty percent (50%) of the fair market value of shares of the Company's Common Stock on the date the option is granted. "Fair Market Value" shall be the closing price as reported on the NASDAQ National Market on the date of reference. If the Company's Common Stock is not traded on the date the option is granted then "Fair Market Value" shall be the average of the bid price and the ask price on the date of reference.

         d. Term and Exercise of Option. Options may be exercised only by written notice to the Secretary of Cotton States Life Insurance Company, accompanied by payment in cash or check payable to Cotton States Life Insurance Company of the full exercise price for the shares as to which they are exercised. No option granted under the Plan may be exercised before the twelve-month anniversary of the date upon which it was granted; provided, however that any option granted under the Plan shall become immediately exercisable upon the retirement of the Director because of age, death or disability. No option granted under the Plan shall be exercisable after the expiration of ten years from the date upon which it is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided in Subsection 5(e) and 5(f).

        e. Termination of Directorship. Except as herein provided, the rights of a Director in an option granted under the Plan shall not terminate upon such Director's termination as a Director for any reason (including retirement because of age, death or disability). That portion of an option granted under the Plan which is attributable to any portion of the Director's Fees which is not earned due to termination as a Director (for any reason) shall automatically abate and be canceled.

        f. Death of Director. Any option granted to a Director and outstanding on the date of his or her death may be exercised by the administrator of such Director's estate, the executor under his or her will, or the person or persons to whom the option shall have been validity transferred by such executor or administrator pursuant to the will or laws of intestate succession, but not beyond the first to occur of (i) the expiration of twelve months of from the date of the Director's death, or (ii) the specified expiration date of the option. Upon the first to occur of said two events, the option shall terminate.

  6.     Changes in Capitalization

    If the outstanding shares of Cotton States Life Insurance Company
    Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to such shares of Cotton States Life Insurance Company Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of Cotton States Life Insurance Company reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin-off, split-off or other distribution with respect to such shares of common stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan; (ii) the number and kind of shares or other securities subject to then outstanding options under the plan; and (iii) the price for each share subject to any then outstanding options under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

    7.     Withholding Taxes

    Whenever shares of Cotton States Life Insurance Company Common Stock are to be issued or delivered, the Committee shall have the right, at or prior to the delivery of any certificate or certificates for shares, to require the recipient to remit to Cotton States Life Insurance Company in the form of cash or check payable to the order of Cotton States Life Insurance Company in an amount sufficient to satisfy withholding requirements with respect to federal, state and local income and employment taxes.

    8.     Limitation of Rights

         a. No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that Cotton States Life Insurance Company will retain a participant as Director for any period of time, or at any particular rate of compensation.

         b. No Stockholders' Rights for Options. The holder of an option granted under the Plan shall have no rights as a stockholder with respect to the shares covered by his or her options until the date of the issuance of such holder of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    9.     Transferability

         a. Options are not transferable other than by will or the laws of intestate succession. No transfer by will or by the laws of intestate succession shall be effective to bind Cotton States Life Insurance Company unless the Committee shall have been furnished with a copy of the deceased participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

        b. Only the participant or his or her guardian, or in the event of death, his or her legal representative or beneficiary, may exercise options and receive deliveries of shares.

    10.    Amendment, Modification and Termination

    The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board, without approval of Cotton States Life Insurance Company shareholders, may (i) increase the total number of shares of common stock available under the plan in the aggregate (except as otherwise provided in Section 6); (ii) extend the period during which any option may be exercised; (iii) extend the term of the Plan; (iv) change the option price; or (v) alter the class of persons eligible to receive options. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to an option previously granted, without the consent of such participant. The provision of Section 1, Section 4, and Section 5 of the Plan shall not be amended more than once every six months, except to comport with changes in the Internal Revenue Code or regulations thereunder.

    11.    Notice

    Any written notice to Cotton States Life Insurance Company required by any of the provisions of the Plan shall be addressed to the Corporate Secretary of Cotton States Life Insurance Company and shall become effective when it is received.

    12.    Governing Law

    The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Georgia.

                 COTTON STATES LIFE INSURANCE COMPANY
            Post Office Box 105303, Atlanta, Georgia 30348

                          1995 ELECTION FORM
                FOR DIRECTORS' DISCOUNTED OPTION PLAN

        I hereby elect to participate in the Directors' Discounted Stock Option Plan of Cotton States Life Insurance Company in accordance with the provision outlined in the Plan Prospectus. By checking the appropriate box below, I authorize Cotton States Life Insurance Company to issue stock options to me in lieu of Director's Fees (as defined in the Prospectus) earned for the twelve month period beginning January 1 and ending December 31 of the year in which this election is made.

      This election is irrevocable as to the year in which the election is made and will continue for each year immediately following the election unless I have provided written notice to the corporate secretary of Cotton States at the address written above of my election to terminate participation, commencing in the calendar year immediately following such written notice. I understand that this election, if made during 1995, shall apply to Director's Fees earned on a prorated basis from the date of adoption of the Plan through December 31, 1995.

             1.  FULL ELECTION
                 I wish to participate as to 100% of my Director's Fees

             2.  PARTIAL ELECTION
                 I wish to participate as to      % of my Director's Fees

             3.  ELECTION NOT TO PARTICIPATE
                 I do not wish to participate

      Please check one of the boxes above and return this card as soon as possible. If you do not return this card you will continue to receive your Director's Fees as you have in the past.

                                              Signature